Exhibit (e)(1)

August 19, 2009

Todd Modic
Directed Services LLC
1475 Dunwoody Drive
West Chester, PA 19380

Dear Mr. Modic:

Pursuant to the Investment Advisory Agreement dated May 1, 2003, as amended (the “Agreement”) between ING Partners, Inc. (“IPI”) and ING Life Insurance and Annuity Company, succeeded by Directed Services LLC (“DSL”) pursuant to the Substitution Agreement dated January 1, 2007 between IPI and DSL we hereby notify you of our intention to retain you as Adviser to render investment advisory services to ING Index Solution 2055 Portfolio, and ING Solution 2055 Portfolio, two newly established series of IPI (together, the “Portfolios”), effective August 19, 2009, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A and the Amended Schedule B of the Agreement.  The Amended Schedule A and the Amended Schedule B are attached hereto.

The Amended Schedule A and the Amended Schedule B have also been updated 1) to reflect name changes for ING Columbia Small Cap Value II Portfolio to ING Columbia Small Cap Value Portfolio, ING Davis Venture Value Portfolio to ING Davis New York Venture Portfolio, and 2) by the removal of ING Fundamental Research Fund, ING JPMorgan International Portfolio, ING Legg Mason Partners Large Cap Growth Portfolio, ING Lord Abbett U.S. Government Securities Portfolio, ING Neuberger Berman Regency Portfolio, ING OpCap Balanced Value Portfolio, and ING UBS U.S. Small Cap Growth Portfolio, as these funds recently merged into other funds, or were dissolved.

Please signify your acceptance to act as Adviser under the Agreement with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

/s/ Kimberly A. Anderson

Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.

ACCEPTED AND AGREED TO:
Directed Services LLC

By:    _/s/ Todd Modic______________
Todd Modic
Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Partners, Inc.

AMENDED SCHEDULE A

SERIES OF ING PARTNERS, INC.

ING American Century Large Company Value Portfolio
ING American Century Small-Mid Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value Portfolio
ING Davis New York Venture Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Growth Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution 2055 Portfolio
ING Index Solution Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Legg Mason Partners Aggressive Growth Portfolio
ING Neuberger Berman Partners Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution 2055 Portfolio
ING Solution Growth and Income Portfolio
ING Solution Growth Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

 AMENDED SCHEDULE B

ADVISORY FEES

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING American Century Large Company Value Portfolio	0.80%
ING American Century Small-Mid Cap Value Portfolio	1.00%
ING Baron Asset Portfolio	0.95% of the first $2 billion of assets 0.90% of the next $1 billion of assets 0.85% of the next $1 billion of assets 0.80% of assets thereafter
ING Baron Small Cap Growth Portfolio	0.85% of the first $4 billion of assets 0.80% of assets thereafter
ING Columbia Small Cap Value Portfolio	0.75%
ING Davis New York Venture Portfolio	0.80%
ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series
ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series
ING Fidelity® VIP Growth Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series
ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series
ING Index Solution 2015 Portfolio	0.10%
ING Index Solution 2025 Portfolio	0.10%
ING Index Solution 2035 Portfolio	0.10%
ING Index Solution 2045 Portfolio	0.10%
ING Index Solution 2055 Portfolio	0.10%
ING Index Solution Income Portfolio	0.10%
ING JPMorgan Mid Cap Value Portfolio	0.75%

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING Legg Mason Partners Aggressive Growth Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million
ING Neuberger Berman Partners Portfolio	0.60%
ING Oppenheimer Global Portfolio	0.60% of the first $11 billion of assets 0.58% of the next $4 billion of assets 0.56% of assets thereafter
ING Oppenheimer Strategic Income Portfolio	0.50% on the first $6.5 billion; 0.475% on the next $5 billion; 0.45% on the next $5 billion; 0.43% on assets over $16.5 billion
ING PIMCO Total Return Portfolio	0.50%
ING Pioneer High Yield Portfolio	0.60% on the first $5 billion; 0.50% on the next $2 billion; 0.40% on the next $2 billion; 0.30% on assets over $9 billion
ING Solution 2015 Portfolio	0.10%
ING Solution 2025 Portfolio	0.10%
ING Solution 2035 Portfolio	0.10%
ING Solution 2045 Portfolio	0.10%
ING Solution 2055 Portfolio	0.10%
ING Solution Growth and Income Portfolio	0.10%
ING Solution Growth Portfolio	0.10%
ING Solution Income Portfolio	0.10%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%
ING T. Rowe Price Growth Equity Portfolio	0.60%
ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million; 0.75% on assets over $500 million
ING Thornburg Value Portfolio	0.65%
ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING Van Kampen Comstock Portfolio	0.60%
ING Van Kampen Equity and Income Portfolio	0.55%